Exhibit 10.16

CONSULTING AND RIGHT OF FIRST REFUSAL AGREEMENT

     THIS CONSULTING AND RIGHT OF FIRST REFUSAL AGREEMENT (“Agreement”), entered into and effective on this 20th day of February, 2007, is by and between Global Green Solutions Inc., a Nevada corporation (the “Corporation”), and David Kahn (the “Consultant”).

     WHEREAS, the Corporation, Greensteam Acquisition Corporation Inc., a Delaware corporation and wholly owned subsidiary of the Corporation (“Sub”), Greensteam Development Inc., a Delaware corporation (“Greensteam”), the Greensteam shareholders identified as such on the signature page thereto (the “Greensteam Shareholders”), and Raymond T. Pirraglia, as the initial Representative, have entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of February 20, 2007; and

     WHEREAS, the Consultant and the Corporation are required to enter into this Agreement as a condition precedent to closing the transactions contemplated by the Merger Agreement;

     NOW, THEREFORE, in consideration of the foregoing, the Corporation and the Consultant hereby agree as follows:

W I T N E S S E T H:

     Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

     1.      Consulting Term. The Corporation hereby engages the Consultant for a term commencing on the date hereof and, subject to earlier termination as provided in Section 5 hereof, ending on the earlier to occur of (x) the commercial operation of the 10th steam generating unit by the Venture and/or its Affiliates, combined, and (y) the second anniversary of the execution of the Supply Agreement (such term being herein referred to as the “Consulting Term”). The Consultant agrees to accept such engagement and to perform the services specified herein, all upon the terms and conditions hereinafter stated.

     2.      Duties. The Consultant agrees to provide consulting services, as reasonably requested from time to time by the Corporation, to help the Corporation to negotiate and secure the Supply Contract, to facilitate relationships with a major oil company and subcontracts with biomass and equipment suppliers.

     3.      Extent of Service. Consultant services shall be utilized as is reasonably necessary to advance the terms of the Supply contract and the commercial success of the Venture. Sub shall endeavor to provide maximum notice of support requirements to Consultant. Other than at his discretion, Consultant shall in no event be required to devote more than 10hours per month and no more than 180 hours in total of his business time and attention to the business of the Corporation.

     4.      Compensation. During the term of this Agreement, the Corporation shall pay or reimburse the Consultant, upon submission of an appropriate statement by him documenting such expenses as required by the Internal Revenue Code, for all out-of-pocket expenses for entertainment, travel, meals, hotel accommodations and the like incurred by him in the interest of the business of the Corporation; provided, however, that all such expenses must be approved in advance by the Corporation in order for the Corporation to be obligated for their payment or reimbursement. The Consultant shall not be entitled to any salary, wages or similar compensation hereunder.

     5.      Termination.

     (a)      Death. If the Consultant dies during the term of this Agreement and while engaged by the Corporation, this Agreement shall automatically terminate and the Corporation shall have no further obligation to the Consultant or his estate, except that the Corporation shall pay the Consultant’s estate all of the Consultant’s expenses incurred through the end of the month in which the Consultant’s death occurred.

     (b)      Disability. If during the term of this Agreement the Corporation determines that the Consultant is prevented from performing his duties hereunder by reason of disability, then the Corporation may terminate this Agreement, in which case the Corporation shall be relieved of all its obligations under this Agreement, except that the Corporation shall pay to the Consultant his expenses through the end of the month during which such termination shall have occurred. For purposes of this Agreement, the Consultant shall be deemed to have become disabled when the Corporation, upon the advice of a qualified physician, has determined that the Consultant has become physically or mentally incapable (excluding infrequent and temporary absences due to ordinary illness) of performing his duties under this Agreement.

     6.      Right of First Refusal. The Consultant hereby grants the Corporation, in accordance with the following provisions, a right of first refusal with respect to agricultural waste to steam projects for enhanced oil recovery purposes in North America developed by the Consultant outside of the San Joaquin Valley for the period beginning upon signing of this Agreement and ending on the earlier of the two-year anniversary of the execution of the Supply Contract and the delivery to the Greensteam Shareholders of notice of exercise of the Termination Election. In the event of a decision by Corporation to participate in such project, the Greensteam Shareholders shall immediately be entitled to receive the consideration set forth in Section 1.9(c) of the Merger Agreement. In exchange, the Corporation will receive all rights to develop the project. Notwithstanding the foregoing, the parties understand and agree that the Corporation shall have no rights with respect to projects utilizing feedstocks other than agricultural waste and those for which the production will not to be used to produce steam for enhanced oil recovery.

     7.      Limitations on Authority. Without the express written consent of the Corporation, the Consultant shall not have any authority to enter into, execute or deliver any contract, agreement or other instrument in the name or on behalf of the Corporation, and nothing herein contained shall authorize or empower the Consultant to assume or create any obligation, liability or responsibility whatsoever, express or implied, on behalf of or in the name of the Corporation, or to bind the Corporation in any manner.

     8.      Relationships Between Parties. The Consultant has been retained by the Corporation only for the purposes and to the extent set forth in this Agreement, and his relationship to the Corporation shall be that of an independent contractor. The Consultant shall not be considered under the provisions of this Agreement or otherwise as having an employee status or as being entitled to participate in any plans or arrangements of the Corporation pertaining to or in connection with any pension, bonus, profit-sharing, retirement or other similar employee benefit plan available to the regular or executive employees of the Corporation.

     9.      Severability. In case any term, phrase, clause, paragraph, restriction, covenant or agreement contained in this Agreement shall be held to be invalid or unenforceable, the same shall be deemed, and it is hereby agreed that same are meant to be, several and shall not defeat or impair the remaining provisions hereof.

     10.     Assignment and Binding Effect. This Agreement may not be assigned by the Consultant without the prior written consent of the Corporation. Neither the Consultant nor his estate shall have any right to commute, encumber or dispose of any right to receive payments hereunder, it being understood that such payments and the right thereto are nontransferable. Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, the successors and assigns of the Corporation and the heirs and legal representatives of the Consultant.

     11.     Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed to have been delivered on the date personally delivered or on the date mailed, postage prepaid, by certified mail with return receipt requested, or telegraphed and confirmed, if addressed to the respective parties as follows:

If to the Consultant, to:	David Kahn Akropoleos, 44-46 1st Floor, Flat/Office 101 P.C. 2012, Nicosia, Cyprus

If to the Corporation, to:	Global Green Solutions, Inc. 789 W Pender Street, Suite 1010 Vancouver, BC Canada VGC 1H2 Attn: President

Either party may designate a different address by providing written notice thereof to the other party in the manner described above.

     12.     Section and Paragraph Headings. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     13.      Amendment. This Agreement may be amended only by an instrument in writing executed by the parties hereto.

     14.      Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters covered hereby.

     15.      Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     16.      Governing Law. This agreement shall be construed and enforced under and in accordance with and governed by the law of the State of Delaware.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.

THE CORPORATION:

GLOBAL GREEN SOLUTIONS INC.

By____________________________
Name:____________________________
Title:___________________________

THE CONSULTANT:

David Kahn